Exhibit 5.1

November 7, 2011

Marriott Vacations Worldwide Corporation

6649 Westwood Blvd.

Orlando, FL 32821

Re:	Marriott Vacations Worldwide Corporation

Registration Statement on Form S-8

Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Marriott Vacations Worldwide Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 6,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, that will be issuable pursuant to the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan (the “Plan”). The Shares will be issuable pursuant to the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan (the “Plan”) to eligible employees and non-employee directors of the Company and pursuant to the Plan awards granted pursuant to the anti-dilution adjustment provisions of the Marriott International, Inc. Stock and Cash Incentive Plan, as amended (the “Marriott Plan”), to employees and non-employee directors of Marriott International, Inc. and the Company who held awards under the Marriott Plan immediately prior to the pro rata distribution of the Common Stock to complete the spin-off of the Company from Marriott International, Inc. In connection with the spin-off, the Company expects to file with the Secretary of State of the State of Delaware the Company’s form of Restated Certificate of Incorporation (the “Certificate”), expects that the Certificate will become effective at 11:59 PM on November 20, 2011, and expects that the Company’s form of Restated Bylaws (the “Bylaws”) approved by the Company’s Board of Directors will become effective at the same time as the Certificate. Each of the Certificate and the Bylaws are included as exhibits to the Registration Statement.

In addition to examining the Registration Statement, the Plan, the Certificate and the Bylaws, we have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or

Marriott Vacations Worldwide Corporation

November 7, 2011

among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that when the Certificate and the Bylaws have become effective and the Shares have been issued and sold in accordance with the terms set forth in the Plan for the consideration provided for therein, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion regarding the effectiveness of any waiver (whether or not stated as such) contained in the Plan of the rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity or any provision in the Plan relating to indemnification, exculpation or contribution.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP